EXHIBIT A

                              DBS INDUSTRIES, INC.
                        1999 EMPLOYEE STOCK PURCHASE PLAN


                               ARTICLE I - PURPOSE

         1.01.    Purpose

         This DBS Industries, Inc. 1999 Employee Stock Purchase Plan (the "Plan") is being established for the benefit of employees of DBS Industries, Inc. and its subsidiary corporations (hereinafter referred to, unless the context otherwise requires, as the "Company"). The Plan is intended to provide the employees of the Company with an opportunity to purchase common shares, $0.0004 par value, of the Company through accumulated payroll deductions. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the provisions of the Plan shall be construed in a manner consistent with the requirements of such Section of the Code.

                            ARTICLE II - DEFINITIONS

         2.01. "Committee" means the individuals described in Article X.

         2.02. "Common Stock" or "Stock" means the Common Stock, $0.0004 par value, of the Company.

         2.03. "Employee" means any person who is customarily employed on a full-time or part-time basis by the Company and is regularly scheduled to work more than 20 hours per week and more than 5 months per calendar year.

         2.04     "Plan Administrator" shall be designated by the Committee.

         2.05 "Subsidiary Corporation" shall mean any present or future corporation which (i) would be a "subsidiary corporation" of DBSI as that term is defined in ss.424 of the Code, and (ii) is designated as a Participant in the Plan by the Committee as provided in Section 3.04.

         2.06. "Total Compensation" means regular earnings, including payments for overtime, shift premium, bonuses and other special payments, commissions and other incentive payments.


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                   ARTICLE III - ELIGIBILITY AND PARTICIPATION

         3.01.    Initial Eligibility.

         Except as otherwise provided in the Plan, each and every Employee of the Company shall be eligible to participate in Offerings (as hereinafter defined) which commence on or after the respective Employee's commencement date of employment.

         3.02.    Leave of Absence.

         For purposes of participation in the Plan, an Employee on leave of absence shall be deemed to be an Employee for the first ninety days of such leave of absence, and such Employee's employment shall be deemed to terminate at the close of business on the 90th day of such leave of absence unless, (i) such Employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day; or (ii) such Employee is guaranteed the right to return to work by contract or federal, state or local law. Termination of any Employee's leave of absence, other than termination of such leave of absence by return to full-time or part-time employment, shall terminate an Employee's employment for all purposes of the Plan, and shall terminate such Employee's participation in the Plan and right to exercise any option hereunder.

         3.03.    Restrictions on Participation.

         Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan if:

                  (a) immediately after the grant, such Employee would own Common Stock and/or hold outstanding options to purchase Common Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

                  (b) such option permits such Employee's rights to purchase Common Stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000.00 in fair market value of the Common Stock (determined at the time such option is granted) for the calendar year in which such option is outstanding.

         3.04.    Commencement of Participation.

         An eligible Employee may become a Participant by completing an authorization for a payroll deduction on the form provided by the Company and delivering it to the Plan Administrator on or before the date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the Offering (as such terms are defined below). Payroll deductions for a Participant shall commence on the applicable Offering Commencement Date when his or her authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date (as hereinafter defined) of the Offering to which such authorization is applicable, unless sooner terminated by the Participant as provided in Article VIII.

                             ARTICLE IV - OFFERINGS

         4.01.    Semi-Annual Offerings.

         The Plan will be implemented through four (4) semi-annual offerings (the "Offerings" and each an "Offering") of the Company's Common Stock. The initial Offering shall commence on July 1, 1999, and shall terminate on December 31, 1999. The subsequent Offerings shall commence on the first day of the following January and on the first day of the following July, and shall terminate on the 31st day of December and the 30th day of June, respectively, with the last Offering commencing on January 1, 2001. The maximum number of shares of the Company's Common Stock to be issued in each Offering shall be 12,500, plus unissued shares from any prior Offerings, whether offered or not.

         As used in the Plan, "Offering Commencement Date" means July 1, or January 1, as the case may be, on which the particular Offering begins and "Offering Termination Date" means December 31 or June 30, as the case may be, on which the particular Offering terminates.

                         ARTICLE V - PAYROLL DEDUCTIONS

         5.01.    Amount of Deduction.

         At the time a Participant files his or her authorization for payroll deduction, he or she shall elect to have deductions made from his or her pay on each payday during the time he or she is a Participant in an Offering at a rate not less than one percent (1%) and not more than ten percent (10%) of his or her Total Compensation in effect at the Offering Commencement Date of such Offering.

         5.02.    Participant's Account.

         All payroll deductions from Total Compensation made for a Participant shall be credited to his or her account under the Plan (a "Plan Account"). A Participant may not make any separate cash payment into his or her Plan Account except when on leave of absence and then only as provided in Section 5.04.

         5.03.    Changes in Payroll Deductions.

         A Participant may increase payroll deductions at the commencement date of each offering period. An Employee may decrease or discontinue his or her participation in the Plan any time during the six month offering period.

         5.04.    Leave of Absence.



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         If a Participant  goes on a leave of absence,  such  Participant  shall have the right to elect: (a) to withdraw the balance in his or her Plan Account pursuant to Section 7.02; (b) to discontinue contributions to the Plan but remain a Participant in the Plan; or (c) remain a Participant in the Plan during such leave of absence and undertake to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such
Participant  are  insufficient  to  meet  such  Participant's   authorized  Plan
deductions.

         5.05.    Limitations on Plan Deductions.

         Notwithstanding any provisions of the Plan to the contrary, no deduction shall be made from an Employee's Total Compensation, and no contribution to an Employee's Plan Account pursuant to Section 5.04 shall be accepted, to the extent that such deduction or such contribution would cause the balance in such Employee's Plan Account to exceed the sum of $10,000.00 at any time.

                         ARTICLE VI - GRANTING OF OPTION

         6.01.    Number of Option Shares.

         Subject to Section 5.05 hereof, on the Offering Commencement Date of each Offering, a participating Employee shall be deemed to have been granted an option to purchase a maximum number of shares of the Common Stock of the Company equal to an amount determined as follows:

(a) that percentage of the Employee's Total Compensation which he or she has elected to have deducted (but not in any case in excess of ten percent [10%]), multiplied by the Employee's Total Compensation during the period of the Offering,
(b)  rollovers pursuant to Sections 7.01 and 7.03, and
(c)  divided by the option price of Common Stock as defined in Section 6.02.

         6.02.    Option Price.

         The option price of Common Stock purchased with payroll deductions made during an Offering for a Participant therein shall be the lower of:

                  (a) 85% of the closing price of the Common Stock on the Offering Commencement Date or the nearest prior business day on which trading occurred; or

                  (b) 85% of the closing price of the Common Stock on the Offering Termination Date or the nearest prior business day on which trading occurred.



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         If the Common Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the Common Stock are to be determined, then reference shall be made to the fair market value of the Common Stock on that date, as determined on such basis as shall be established or specified for the purposes hereof by the Committee.

                        ARTICLE VII - EXERCISE OF OPTION

         7.01.    Automatic Exercise.

         Unless a Participant gives written notice to the Company as hereinafter provided, his or her option for the purchase of Common Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his or her Plan Account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the Employee pursuant to Section 6.01), and any excess in his or her Plan Account will roll forward to the next Offering period, until the last Offering period when the excess will be returned to him or her.

         7.02.    Withdrawal of Plan Account.

         By written notice to the Plan Administrator not less than 5 business days prior to the Offering Termination Date applicable to any Offering, a Participant may elect to withdraw with interest all the accumulated payroll deductions in his or her Plan Account at such time.

         7.03.    Fractional Shares.

         Fractional shares will not be issued under the Plan and any balance in an Employee's Plan Account which would have been used to purchase fractional shares will roll forward to the next Offering period, until the last Offering period when the excess will be returned to the Participant.

         7.04.    Transferability of Option.

         During a Participant's lifetime, options held by the Participant shall be exercisable only by the Participant.

         7.05.    Delivery of Stock.

         As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each Participant the Common Stock purchased upon exercise of his or her option.


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                            ARTICLE VIII - WITHDRAWAL

         8.01.    In General.

         As indicated in Section 7.02, a Participant may withdraw payroll deductions credited to his or her Plan Account no later than 5 business days prior to the Offering Termination Date applicable to any Offering. Upon the Company's timely receipt of the withdrawal notice, the Participant's payroll deductions credited to his or her Plan Account will be paid to him or her with interest promptly, and no further payroll deductions will be made from his or her pay during such Offering.

         8.02.    Effect on Subsequent Participation.

         Unless a Participant expressly indicates to the contrary in the withdrawal notice, a Participant's withdrawal from any Offering will not have any effect upon Participant's participation in any succeeding Offering, or in any similar plan which may hereafter be adopted by the Company.

         8.03.    Termination of Employment.

         Upon termination of the Participant's employment for any reason, including retirement (but excluding death while in the employ of the Company), the payroll deductions credited to Participant's Plan Account will be returned to Participant with interest or, in the case of death subsequent to the termination of employment, to the person or persons entitled thereto under
Section 11.01.

         8.04.    Termination of Employment Due to Death.

         Upon termination of the Participant's employment due to death, Participant's beneficiary (as defined in Section 11.01) shall have the right to elect, by written notice given to Plan Administrator prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the Participant, either:

                  (a) to receive all of the payroll deductions with interest credited to the Participant's Plan Account under the Plan, or

(b) to exercise the Participant's option for the purchase of stock on the Offering Termination Date next following the date of the Participant's death for the purchase of the number of full shares of stock which the accumulated payroll deductions in the Participant's account at the date of the Participant's death will purchase at the applicable purchase price, and any excess in such account will be returned to said beneficiary, with interest.

         In the event that no such written notice of election shall be duly received by the Plan Administrator, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the Participant's option.

         8.05.    Leave of Absence.



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         A Participant on leave of absence may,  pursuant to Section 5.04, elect to continue to participate in the Plan so long as the Participant is an Employee for purposes of the Plan. A Participant who has been on leave of absence for a period longer than described in Section 3.02 and who therefore is no longer an Employee for purposes of the Plan shall not be eligible to participate in the Plan after the Participant ceases to be an Employee.

                               ARTICLE IX - STOCK

         9.01.    Maximum Shares.

         The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 11.04, shall be 50,000 shares. The maximum number of shares which shall be offered in each six month Offering shall be 12,500 shares, plus in each Offering all unissued shares from prior Offerings, whether offered or not, not to exceed 50,000 shares for all Offerings. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with
Article V exceeds the maximum number of shares for the applicable offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the Plan Account of each Participant shall be returned to him or her with interest as promptly as possible.

         9.02     Participant's Interest in Option Stock.

         The Participant will have no interest in Common Stock covered by his or her option until such option has been exercised.

         9.03.    Registration of Stock.

         Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the Plan Administrator prior to the Offering Termination Date applicable thereto, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship, or in community property, or as tenants by the entirety, to the extent permitted by applicable law.

         9.04.    Restrictions on Exercise.

         The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, on NASDAQ or another stock exchange, and that either:

                  (a) a registration statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

(b) the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his or her intention to purchase the shares for investment and not for resale or distribution.



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         9.05. Payment of Interest

         No interest will be paid or allowed on any money paid into the Plan or credited to the Plan Account of any Participant Employee; provided, however, that interest shall be paid on any and all money which is distributed to an Employee or his or her beneficiary pursuant to the provisions of 7.02, 8.01, 8.03, 8.04 and 9.01. Such distributions shall bear simple interest during the period from the date of withholding to the date of return at the regular passbook savings account rates per annum in effect at the bank to which authorized payroll deductions shall be deposited, during the applicable offering period.

                           ARTICLE X - ADMINISTRATION

         10.01.   Appointment of Committee.

         The Plan shall be administered by the Compensation Committee of the Board of Directors (hereinafter called the "Committee").

         10.02.   Authority of Committee.

         Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive and binding upon all Plan Participants.

         10.03.   Rules Governing the Administration of the Committee.

         The Board of Directors may from time to time appoint members of the Committee in substitution for, or in addition to, members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such time and places as it shall deem advisable and may hold telephonic meetings. A majority of the Committee's members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.



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                           ARTICLE XI - MISCELLANEOUS

         11.01.   Designation of Beneficiary.

         A Participant may file a written designation of a beneficiary who is to receive any Common Stock and/or cash under the Plan. Such designation of beneficiary may be changed by the Participant at any time or by written notice to the Plan Administrator. Upon the death of a Participant and upon receipt by the Company of proof of identity and existence at the Participant's death of a beneficiary validly designated by him or her under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the Participant as the Company may designate. No beneficiary shall, prior to the death of the Participant by whom he or she has been designated, acquire any interest in the Common Stock and/or cash credited to the Participant under the Plan.

         11.02.   Transferability.

         Neither payroll deductions credited to a Participant's Plan Account nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.02.

         11.03.   Use of Funds.

         All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

         11.04.   Adjustment Upon Changes in Capitalization.



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                  (a) If, while any options are outstanding  under the Plan, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number of kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustment may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and to the option exercise price or prices applicable to such outstanding options. In addition, in any event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this Section 11.04, any distribution of shares to Stockholders in an amount aggregating twenty percent (20%) or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than twenty percent (20%) of the outstanding shares shall be deemed a stock dividend.

                  (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation (any of such transaction being hereinafter referred to as a "Terminating Transaction"), the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such Terminating Transaction. The Board of Directors shall take such steps in connection with any such Terminating Transaction as the Board shall deem necessary to ensure that the provisions of this Section 11.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities, and/or property as to which such holder of such option might thereafter be entitled to receive.

         11.05.   Amendment and Termination.

         The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without approval of the Stockholders of the Corporation, (i) increase the maximum number of shares which may be issued under the Plan (except pursuant to Section 11.04); (ii) increase the benefits accruing to Participants under the Stock Purchase Plan; or (iii) amend the requirements as to the class of Employees eligible to purchase Common Stock under the Plan. No termination, modification, or amendment of the Plan, may without the consent of an Employee then having an option under the Plan to purchase Common Stock, adversely affect the rights of such Employee under such option.

         11.06.   Effective Date.

         The Plan shall be effective (the "Effective Date") on July 1, 1999 upon adoption by the Company's Board of Directors subject to the Plan being approved by the Stockholders as set forth in Section 11.10(c) hereof.

         11.07.   No Employment Rights.

         The Plan does not, directly or indirectly, create any right for the benefits of any Employee or class of Employees to purchase any shares under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.



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         11.08.   Effect of Plan.

         The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

         11.09.   Withholding of Taxes.

         By electing to participate in the Plan, each Employee acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the Employee's compensation and accumulated for the benefit of the Employee under the Plan, and each Employee agrees that the Company and its participating subsidiaries may deduct additional amounts from the Employee's compensation, when amounts are added to the Employee's Plan Account, used to purchase Common Stock, or refunded, in order to satisfy such withholding obligations. If the Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Common Stock issued to such Participant pursuant to such Participant's exercise of an option, and such disposition occurs within the two
(2) year period commencing on the day after the Offering Commencement Date or within the one (1) year period commencing on the day after the Offering
Termination Date, such Participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Participant's Employer any amount of federal, state or local income taxes and other amounts which the Company informs the Participant the Company is required to withhold. The Participant's Employer may also satisfy any applicable withholding amounts by deducting the necessary amounts of withholding from the Participant's wages and, in the Committee's sole discretion, any other amounts owed to or held for the account of the Participant.

         11.10. Regulations and Other Approvals; Governing Law; Section 16 Compliance.

                  (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

                  (b) The obligation of the Company to sell or deliver Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

                  (c) To the extent applicable hereto, the Plan is intended to comply with Rule 16b-3 under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan. This Plan shall be subject to approval by Stockholders of the Company owning a majority of the issued and outstanding shares of Common Stock present or represented and entitled to vote at a meeting duly held in accordance with applicable law.

                  (d) Common Stock shall not be issued unless such issuance and delivery shall comply with all applicable provisions of law, domestic or foreign, and the requirements of any stock exchange upon which the Common Stock may then be listed, including, in each case the rules and regulations promulgated thereunder, and shall be further subject to the approval of counsel for the Company with respect to such compliance, which may include a representation and warranty from the Participant that the Common Stock is being purchased only for investment and without any present intention to sell or distribute such Common Stock.

                  (e) Nothing contained in this Plan, or any modification or amendment to the Plan, or in the creation of any account, or the execution of any subscription agreement, or the issuance of any Common Stock under the Plan, shall give any Employee any right against the Company or any subsidiary, or any officer, director, or employee thereof, except as expressly provided by the Plan.